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                                                               EXHIBIT 10(c)(2)

                              FIRST AMENDMENT TO
                            SEVERANCE PAY AGREEMENT

  This First Amendment to Severance Pay Agreement is made and entered into as of the 1st day of November, 1998, by and between IMPERIAL HOLLY CORPORATION, a Texas corporation, (the "Company") and ____________ ("Employee"), an employee of the Company;

                                  WITNESSETH:

  WHEREAS, the parties entered into a Severance Pay Agreement (the "Agreement") effective as of July 26, 1990 in order to provide a severance benefit to Employee in the event of Employee's involuntary termination after a Change in Control (as defined in the Agreement) of the Company; and

  WHEREAS, Section 12 of the Agreement provides that the Agreement may be modified only by a written instrument executed by both parties to the Agreement; and

  WHEREAS, the parties now desire to amend the Agreement;

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto amend the Agreement as follows:

  Section 4 of the Agreement is hereby amended in its entirety to read as follows:

    4. Parachute Payments. The Company and Employee understand and agree that the severance pay benefits under this Agreement may constitute "parachute payments" under Section 280G or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provision of this Agreement to the contrary, the aggregate "present value" of all "parachute payments" payable to or for the benefit of Employee, whether payable pursuant to this Agreement or otherwise, shall not be limited to three times the Employee's "base amount" in order to avoid excise taxes to the Participant under Section 4999 or any successor provision of the Code or the disallowance of a deduction to the Company pursuant to Section 280G or any successor provision of the Code. Any "parachute payment" made to Employee under this Agreement may be considered an "excess parachute payment". For purposes of this Section 4, the terms "present value", "parachute payment", "base amount", and "excess parachute payment" shall have the meanings assigned thereto under Section 280G or any successor provision of the Code.

  Except as amended hereby, the terms and provisions of the Agreement shall continue in full force and effect.

  IN WITNESS WHEREOF, the Company has caused this First Amendment to Severance Pay Agreement to be executed by its duly authorized officer, and Employee has executed this First Amendment, to be effective as of the date first above written.

                                          Imperial Holly Corporation

ATTEST:

By: _________________________________     By : ________________________________
Name: Roy L. Cordes, Jr.                               James C. Kempner
Title: Corp. Secretary                          President and Chief Executive
                                                            Officer


                                          _____________________________________
                                          Signature